EXHIBIT 99.2

Unaudited Pro Forma Consolidated Financial Information

Effective as of July 13, 2010, Exopack Holding Corp., (the “Company”) completed the acquisition from Bemis Company, Inc. (the “Seller”), of certain assets used in connection with Seller’s Alcan Cheese and Meat (“ACM”) packaging business (the “Acquisition”) which were historically reported as an integrated operation within the Alcan Packaging-Food Americas business. ACM’s products are manufactured at the following locations:  Menasha, Wisconsin; Tulsa, Oklahoma; Boscobel, Wisconsin; and the Des Moines, Iowa plants.

The following unaudited pro forma consolidated financial statements present the unaudited pro forma consolidated balance sheet and statements of operations giving effect to the acquisition of ACM and the associated financing transaction.  The unaudited pro forma consolidated financial statements are based on the accompanying Company’s historical financial statements and ACM’s historical financial statements, adjusted to give pro forma effect to the Acquisition. The significant pro forma adjustments are summarized below:

•         Changes in the carrying value of ACM to record the estimated fair values of acquired assets and assumed liabilities at the date of closing of the Acquisition;

•         Changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and finite lived intangible assets;

•         Additional indebtedness incurred in connection with the Acquisition;

•         Transaction fees and debt issuance costs incurred as a result of the Acquisition and additional indebtedness;

•         Increase in interest expense resulting from additional indebtedness incurred in connection with the Acquisition;

•         The related income tax expense for the adjustments.

The following unaudited pro forma consolidated balance sheet as of June 30, 2010 gives effect to the Acquisition as if it occurred on such date.  The unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 and for the six months ended June 30, 2010 give effect to the Acquisition as if it had occurred on January 1, 2009.  The unaudited pro forma consolidated statements of operations do not reflect the following non-recurring adjustments:

•         The estimated $1.5 million non-cash charge for the manufacturing profit added to inventory under purchase accounting which will be charged to cost of sales as this inventory is sold in the initial quarter after closing; and

•         The estimated $4.4 million in one-time transaction costs incurred due to the Acquisition.

The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to these statements that management believes are reasonable.  These estimates include a preliminary allocation of purchase price based on the estimated fair value of assets acquired and liabilities assumed (including identifiable tangible and intangible assets).  Management estimated the fair value of assets after considering preliminary appraisals performed valuation specialists and other relevant information.  The excess purchase price over the estimated fair value of the net assets acquired is recorded as goodwill.  The final purchase price allocation may differ based upon a final valuation and the determination of the final purchase price.  Estimated amortization expense is reflected in the pro forma consolidated statements of operations.  When the allocation of the purchase price is finalized, the appropriate adjustments related to the allocated assets will be included in our consolidated balance sheet and consolidated statement of operations to be filed in future periods.

The unaudited pro forma consolidated financial statements are for information purposes only and do not purport to represent what the Company’s actual financial position or results of operations would have been if the Acquisition had been completed as of the dates indicated or that may be achieved in the future.  The unaudited pro forma consolidated financial information and the accompanying notes should be read in conjunction with the ACM’s historical financial statements and related notes appearing elsewhere in this document and the Company’s historical financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2010.  The historical financial statements of the Company and ACM appearing in the first two columns (first three columns for the period ending June 30, 2010) have been derived from the Company’s and ACM’s historical financial statements incorporated by reference or included in this document.  The pro forma adjustments are discussed above and in the notes to the pro forma financial statements.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA JUNE 30, 2010 CONSOLIDATED BALANCE SHEET

 (in thousands of dollars, except for share and per share data)

	Exopack	ACM
	Historical	Historical	Pro Forma Adjustments				Pro Forma
	June 30,	June 30,	Financing				June 30,
	2010	2010	Transaction		Acquisition		2010
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)
Assets
Current assets
Cash	$ 930	$ -	$ 90,762	(a)	$ (83,820)	(b)	$ 7,872
Trade accounts receivable, net	82,342	10,429	-		-		92,771
Other receivables	2,725	-	-		-		2,725
Inventories	87,872	13,437	-		1,473	( c)	102,782
Deferred income taxes	3,471	-	-		-		3,471
Prepaid expenses and other current assets	3,265	348	-		-		3,613
Total current assets	180,605	24,214	90,762		(82,347)		213,234
Property, plant, and equipment, net	173,267	45,046	-		(937)	(d)	217,376
Deferred financing costs, net	6,218	-	9,238	(a)	-		15,456
Intangible assets, net	64,217	26,879	-		(6,137)	(e)	84,959
Goodwill	64,399	-	-		13,165	(f)	77,564
Other assets	3,273	-	-		-		3,273
Total assets	$ 491,979	$ 96,139	$ 100,000		$ (76,256)		$ 611,862
Liabilities and Stockholder's Equity
Current liabilities
Revolving credit facility and current portion of long-term debt	$ 73,903	$ -	$ -		$ -		$ 73,903
Current portion of capital lease obligation	-	806	-		-		806
Accounts payable	74,029	7,377	-		-		81,406
Accrued liabilities	33,827	4,813	-		1,558	(g)	40,198
Income taxes payable	952	-	-		-		952
Total current liabilities	182,711	12,996	-		1,558		197,265
Long-term liabilities
Long-term debt, less current portion	220,010	-	100,000	(a)	-		320,010
Capital lease obligation	-	8,354	-		-		8,354
Deferred income taxes	33,938	-	-		-		33,938
Other liabilities	13,955	-	-		-		13,955
Total long-term liabilities	267,903	8,354	100,000		-		376,257
Commitments and contingencies
Stockholder's equity
Preferred stock, par value, $0.001 per share - 100,000 shares
authorized, no shares issued and outstanding at June 30, 2010	-	-	-		-		-
Common stock, par value, $0.001 per share - 2,900,000 shares
authorized, 1 share issued and outstanding at June 30, 2010	-	-	-		-		-
Additional paid-in capital	73,449	-	-		-		73,449
Accumulated other comprehensive loss, net	(5,550)	-	-		-		(5,550)
Accumulated deficit	(26,534)	-	-		(3,025)	(g)	(29,559)
Net ACM assets acquired	-	74,789	-		(74,789)	(h)	-
Total stockholder's equity	41,365	74,789	-		(77,814)		38,340
Total liabilities and stockholder's equity	$ 491,979	$ 96,139	$ 100,000		$ (76,256)		$ 611,862

Notes to the Unaudited Pro Forma Consolidated Balance Sheet

(a)      Reflects the impact of the Credit and Guaranty Agreement (the “Credit Agreement”) with Goldman Sachs Lending Partners, LLC that provided a term loan in the amount of $100.0 million.  Approximately $11.0 million in deferred financing costs and fees ($2.0 million of which is included in the Exopack Historical column as this amount had been incurred as of June 30, 2010) are being amortized on a straight line basis over the term of the Credit Agreement, which matures in February 2014.

(b)     Reflects the impact of the following:

(i)                   The cash consideration paid by the Company at the closing of the ACM acquisition of $82.1 million.

(ii)                 The additional $1.0 million in cash consideration the Company is expected to pay for excess working capital as of the acquisition date as defined in the agreement.

(iii)                The additional $0.2 million in cash consideration the Company would have paid for ACM had the acquisition closed on June 30, 2010 due to the higher level of working capital at such date as compared to the level of working capital as of July 13, 2010.

(in thousands of dollars)
Consideration to Bemis
Purchase price paid to Bemis	$ 81,150
Estimated working capital adjustment as of July 13, 2010	985
82,135
Incremental working capital adjustment	219
Adjusted purchase price	$ 82,354

(iv)               Transaction costs paid by the Company at closing amounted to approximately $1.5 million.

(c)     Represents the estimated purchase accounting adjustment to inventory of approximately $1.5 million, representing the estimated capitalized manufacturing profit in work in process and finished goods inventory.  The pro forma statements of operations do not reflect this one-time non-cash charge to cost of sales that will occur as the capitalized manufacturing profit added to inventory under purchase accounting is sold in the initial quarter after the closing of the transaction.

(d)     Represents the net adjustment made to ACM’s property, plant and equipment to reflect the estimated fair value of property, plant and equipment acquired which may change upon finalization of appraisals and other valuation studies which are in the process of being completed.

(e)     Represents the net adjustment made to eliminate the ACM historical intangible assets value of $26.9 million and to reflect the preliminary $20.7 million for estimated fair value allocable to identifiable intangibles attributable to significant customer relationships, patented and non-patented technology, and trademarks and tradenames.

(f)      Reflects the impact of the preliminary purchase price allocation related to the Acquisition as follows:

(in thousands of dollars)
Adjusted purchase price	$ 82,354
ACM net assets acquired	(74,789)
Preliminary excess purchase price to be allocated	7,565

Purchase accounting adjustments to be allocated to identifiable assets and liabilities:
Removal of historical intangibles	26,879
New intangibles	(20,743)
Inventories step-up	(1,473)
Property, plant and equipment step-down	937
5,600

Preliminary estimated goodwill	$ 13,165

(g)     Represents the incremental one-time transaction related costs of $3.0 million ($1.5 million paid at closing – see (b) (iv) above and $1.5 million reflected as additional accrued liabilities) that had not been recorded as of June 30, 2010.  Such costs are incremental to the $1.4 million in costs incurred and expensed by Exopack as of June 30, 2010.  These costs have been excluded from the pro forma statements of operations as they are directly attributable to the transaction and non-recurring in nature.

(h)     Reflects the elimination of ACM’s historical net assets acquired.

EXOPACK HOLDING CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

 (in thousands of dollars)

	Historical
	January 1,	January 1,	March 1,				Pro Forma
	2010 through	2010 through	2010 through				January 1,
	June 30,	February 28,	June 30,				2010 through
	2010	2010	2010	Pro Forma			June 30,
	Exopack	Rio ACM	Bemis ACM	Adjustments			2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)			(Unaudited)

Net sales	$ 352,518	$ 25,377	$ 48,481	$ -			$ 426,376
Cost of sales	311,403	19,830	42,150	(1,059)	(a)	(b)	372,324
Gross margin	41,115	5,547	6,331	1,059			54,052
Selling, general and administrative expenses	29,620	2,053	3,138	(1,561)	(a)	( c)	33,250
Operating income	11,495	3,494	3,193	2,620			20,802
Other expenses
Interest expense	14,131	-	-	7,946	(d)		22,077
Other income, net	(801)	-	-	-			(801)
Net other expenses	13,330	-	-	7,946			21,276
(Loss) income before income taxes	(1,835)	3,494	3,193	(5,326)			(474)
Provision for income taxes	1,042	-	-	531	(e)		1,573
Net (loss) income	$ (2,877)	$ 3,494	$ 3,193	$ (5,857)			$ (2,047)

EXOPACK HOLDING CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

 (in thousands of dollars)

	Historical
	Exopack	Rio ACM			Pro Forma
	Year ended	Year ended			Year ended
	December 31,	December 31,	Pro Forma		December 31,
	2009	2009	Adjustments		2009
	(Audited)	(Audited)	(Unaudited)		(Unaudited)

Net sales	$ 673,733	$ 156,455	$ -		$ 830,188
Cost of sales	596,764	126,590	(2,473)	(a)	720,881
Gross margin	76,969	29,865	2,473		109,307
Selling, general and administrative expenses	55,894	14,490	(1,231)	(a)	69,153
Operating income	21,075	15,375	3,704		40,154
Other expenses
Interest expense	28,592	-	15,924	(d)	44,516
Other income, net	(468)	-	-		(468)
Net other expenses	28,124	-	15,924		44,048
(Loss) income before income taxes	(7,049)	15,375	(12,220)		(3,894)
(Benefit from) Provision for income taxes	(1,114)	-	1,230	(e)	116
Net (loss) income	$ (5,935)	$ 15,375	$ (13,450)		$ (4,010)

Notes to the Unaudited Pro Forma Consolidated Statements of Operations

(a)     Based on preliminary results of the Company’s valuation of property, plant and equipment and finite lived intangibles, additional depreciation and amortization expense is as follows:

	Year Ended December 31,	Six Months Ended June, 30
(in thousands of dollars)	2009	2010
New depreciation expense (i)	$ 5,160	$ 2,580
Historical depreciation expense	7,633	2,745

Adjustment to depreciation expense	$ (2,473)	$ (165)

(i)       Reflects estimated fair value of real property of $11.2 million (estimated useful lives of 18 years) and of machinery and equipment of $32.4 million (estimated useful lives of 7 years):

	Year Ended December 31,	Six Months Ended June, 30
(in thousands of dollars)	2009	2010
New amortization expense (ii)	$ 1,570	$ 785
Historical amortization expense	2,801	959

Adjustment to amortization expense	$ (1,231)	$ (174)

(ii)     Intangible assets acquired in the transaction have estimated preliminary fair values and useful lives as follows:

(in thousands of dollars)	Estimated fair value	Estimated Useful life	Amortization
Trademarks and tradenames	$ 1,079	40.0	27
Patented and non-patented technology	2,502	8.4	299
Customer relationships	17,161	13.8	1,244
Total identified intangible assets	$ 20,742		$ 1,570

(b)     Bemis stepped up inventory for ACM in March 2010 by approximately $0.9 million and recognized the costs related to such step-up in the period ended June 30, 2010.  Such costs have been eliminated from the pro forma statements of operations since they are one-time in nature and related to a previous acquisition of ACM.

(c)     Represents the elimination of $1.4 million in one-time costs incurred related to the ACM acquisition and expensed by Exopack during the six months ended June 30, 2010.

(d)     Reflects the pro forma adjustments to interest expense resulting from the transactions, which is calculated as follows:

	Year Ended December 31,	Six Months Ended June 30,
(in thousands of dollars)	2009	2010

Interest on term loan (i)	$ 12,000	$ 6,000
Capital lease obligations (ii)	810	389
Total cash interest expense	12,810	6,389
Amortization of deferred financing fees (iii)	3,114	1,557
Total pro forma interest expense	15,924	7,946
Less: historical interest expense	-	-
Adjustment to interest expense	$ 15,924	$ 7,946

(i)       Represents interest on term loan:

	Year Ended December 31,	Six Months Ended June 30
(in thousands of dollars)	2009	2010

Term Loan	$ 100,000	$ 100,000
Interest rate	12.00%	12.00%
Portion of the year outstanding	1.00	0.50
Total term loan interest	$ 12,000	$ 6,000

(ii)     Represents interest on assumed capital lease obligations:

	Year Ended December 31,	Six Months Ended June 30,
(in thousands of dollars)	2009	2010

Capital lease obligations- principal	$ 9,534	$ 9,160
Assumed interest rate / borrowing rate	8.50%	8.50%
Portion of the year outstanding	1.00	0.50
Total capital lease obligations interest	$ 810	$ 389

Interest on the capital lease obligations of ACM was not included in the historical statements of ACM and has therefore been included as a pro forma adjustment herein.

(iii)    Represents the amortization of deferred financing costs and fees incurred to finance the acquisition of ACM:

	Year Ended December 31,	Six Months Ended June 30
(in thousands of dollars)	2009	2010

Deferred financing costs	$ 11,030	$ 11,030
Months to amortize	42.5	42.5
Amortization of deferred financing costs	$ 3,114	$ 1,557

Of the total $11.0 million in deferred financing fees and costs, approximately $1.8 million had been capitalized at June 30, 2010.  The remaining $9.2 million will be capitalized upon the closing of this transaction in the third quarter of 2010.

(e)     Represents an estimated statutory tax rate of 39% applied to the historical ACM results and the pro forma adjustments:

	Year Ended December 31,	Six Months Ended June 30,
(in thousands of dollars)	2009	2010
Income (loss)
ACM	$ 15,375	$ 6,687
Pro forma	(12,220)	(5,326)
	$ 3,155	$ 1,361

Tax rate	39.00%	39.00%

Pro forma income tax provision	$ 1,230	$ 531